UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2016

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 19, 2016, Sunesis Pharmaceuticals, Inc. (the “Company”) entered into two underwriting agreements (each, an “Underwriting Agreement”) with Cowen and Company, LLC and Wells Fargo Securities, LLC (collectively, the “Underwriters”) for separate, concurrent offerings of the Company’s securities, which together are expected to result in gross proceeds to the Company of approximately $25.0 million, excluding any exercise by the Underwriters of their 30-day option to purchase additional shares of Common Stock.

The first Underwriting Agreement relates to the offering and sale of 4,935,500 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price to the public of $3.85 per share (the “Common Stock Offering”). Pursuant to the first Underwriting Agreement, the Underwriters have agreed to purchase the shares of Common Stock from the Company at a price of $3.619 per share. In addition, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 740,325 shares of Common Stock at a purchase price of $3.619 per share.

The second Underwriting Agreement relates to the offering and sale of 1,558 shares of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Stock”) at a price to the public of $3,850.00 per share (the “Series C Offering”). Pursuant to the second Underwriting Agreement, the Underwriters have agreed to purchase the Series C Stock from the Company at a price of $3,619.00 per share.

The rights, preferences and privileges of the Series C Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designation of Series C Convertible Preferred Stock”), which the Company filed with the Delaware Secretary of State on October 19, 2016. Each share of Series C Stock is convertible into 1,000 shares of the Company’s Common Stock at any time at the holder’s option. The holder, however, will be prohibited from converting shares of Series C Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.98% of the total number of shares of the Company’s Common Stock then issued and outstanding. In the event of the Company’s liquidation, dissolution, or winding up, holders of Series C Stock will receive a payment equal to $0.0001 per share of Series C Stock before any proceeds are distributed to the holders of Common Stock. Shares of Series C Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series C Stock will be required to amend the terms of the Series C Stock. Shares of the Series C Stock will not be entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors, and will rank:

•	senior to all of the Company’s Common Stock;

•	senior to all of the Company’s authorized but unissued Series A Preferred Stock;

•	senior to any class or series of the Company’s capital stock hereafter created specifically ranking by its terms junior to the Series C Stock;

•	on parity with all of the Company’s Series B Preferred Stock;

•	on parity with any class or series of the Company’s capital stock hereafter created specifically ranking by its terms on parity with the Series C Stock;

•	junior to any class or series of the Company’s capital stock hereafter created specifically ranking by its terms senior to the Series C Stock;

in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up whether voluntarily or involuntarily.

Each of the Common Stock Offering and the Series C Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-195779), including the prospectus dated June 10, 2014 contained therein, as the same has been supplemented.

The sale of shares of Common Stock and Series C Stock is expected to close on October 24, 2016. Each Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in each Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Subject to certain exceptions, the Company and all of the Company’s directors and executive officers also agreed to not sell or transfer any common stock of the Company for 60 days after October 19, 2016 without first obtaining the consent of the Underwriters.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure set forth above relating to the Company’s Certificate of Designation of Series C Convertible Preferred Stock is incorporated herein to this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth above relating to the Company’s Certificate of Designation of Series C Convertible Preferred Stock is incorporated herein to this Item 5.03.

A copy of the Underwriting Agreement relating to the Common Stock Offering is attached hereto as Exhibit 1.1 and is incorporated herein by reference. A copy of the Underwriting Agreement relating to the Series C Offering is attached hereto as Exhibit 1.2 and is incorporated herein by reference. A copy of the Certificate of Designation of Series C Convertible Preferred Stock is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreements and the rights, preferences and privileges of the Series C Stock is qualified in its entirety by reference to such exhibits. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in these offerings is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement relating to the Common Stock Offering, dated October 19, 2016

1.2	Underwriting Agreement relating to the Series C Offering, dated October 19, 2016

3.1	Certificate of Designation of Series C Convertible Preferred Stock

4.1	Form of Specimen Preferred Stock Certificate

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.
Dated: October 19, 2016

	By:	/s/ Eric H. Bjerkholt
Eric H. Bjerkholt
Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement relating to the Common Stock Offering, dated October 19, 2016

1.2	Underwriting Agreement relating to the Series C Offering, dated October 19, 2016

3.1	Certificate of Designation of Series C Convertible Preferred Stock

4.1	Form of Specimen Preferred Stock Certificate

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)